Exhibit 99.1

Vistagen Announces Closing of Pherin Pharmaceuticals Acquisition

Acquisition eliminates all future royalty payment obligations for PH94B and PH10 and expands Vistagen's pipeline

SOUTH SAN FRANCISCO, Calif.--(BUSINESS WIRE)—February 2, 2023-- Vistagen (Nasdaq: VTGN), a late clinical-stage biopharmaceutical company aiming to transform the treatment landscape for individuals living with anxiety, depression, and other central nervous system (CNS) disorders, today announced the closing of its acquisition of Pherin Pharmaceuticals, Inc., a privately held drug development company focused on neuropsychiatric and neuroendocrine conditions (Pherin). Vistagen now owns all intellectual property rights to its two most advanced drug candidates, PH94B, currently in Phase 3 development for social anxiety disorder (SAD) and Phase 2 development for adjustment disorder with anxiety (AjDA), and PH10, in clinical development for major depressive disorder (MDD), as well as three additional drug candidates in earlier stages of development: PH15 for cognition improvement; PH80 for migraine and hot flashes; and PH284 for appetite-related disorders. Vistagen’s acquisition of Pherin eliminates all future royalty payment obligations related to its five pherine nasal spray drug candidates.

“This acquisition is another important step in our plan to develop and commercialize PH94B and PH10 as innovative treatments for millions of individuals struggling with anxiety and depression disorders,” stated Shawn Singh, Chief Executive Officer of Vistagen. “By acquiring Pherin, we are eliminating all potential royalty payment obligations related to PH94B and PH10, as well as the three additional earlier stage pherines acquired in the transaction. This acquisition significantly improves the potential future commercial profile of each drug candidate.”

Additional details regarding the closing of Vistagen’ acquisition of Pherin can be found in the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission today and available in the Investors section of Vistagen’s website.

About Vistagen

Vistagen (Nasdaq: VTGN) is a late clinical-stage biopharmaceutical company aiming to transform the treatment landscape for individuals living with anxiety, depression and other CNS disorders. The Company is advancing therapeutics with the potential to be faster-acting, and with fewer side effects and safety concerns, than those that are currently available for treatment of anxiety and depression. Vistagen’s product candidates belong to a new class of drugs known as pherines, which are designed with a novel rapid-onset mechanism of action that activates chemosensory neurons in the nasal passages and can impact key neural circuits without systemic uptake or direct activity on CNS neurons in the brain. Vistagen is passionate about transforming mental health care and redefining what is possible in the treatment of anxiety and depression. Connect at www.Vistagen.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve known and unknown risks that are difficult to predict and include all matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Vistagen and its management, are inherently uncertain. As with all pharmaceutical products, there are substantial risks and uncertainties in the process of development and commercialization and actual results or developments may differ materially from those projected or implied in these forward-looking statements. Among other things, there can be no guarantee that: any of the Company’s drug candidates, including PH94B, PH10 or any other pherine drug candidate will successfully complete ongoing or future clinical trials, receive regulatory approval or be commercially successful; Vistagen’s ability to realize the anticipated benefits of the acquisition of Pherin, including the possibility that the expected benefits will not be realized or will not be realized within the expected time period; or unknown liabilities that may or may not be within Vistagen’s control. Certain of these risks are more fully discussed in the section entitled "Risk Factors" in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2022 and in the Company’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the U.S. Securities and Exchange Commission (SEC). The Company’s SEC filings are available on the SEC’s website at www.sec.gov. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements, other than as may be required by law. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

Investors

Mark Flather

Vice President, Investor Relations

(650) 577-3617

mflather@vistagen.com

Media

Nate Hitchings

SKDK

nhitchings@skdknick.com